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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Boards of Directors
CSC Holdings, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-59262) on Amendment No. 1 to Form S-4 of CSC Holdings, Inc. of our report dated March 29, 2001, relating to the consolidated financial statements and schedule of CSC Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 combined Annual Report on Form 10-K/A dated August 29, 2001 of CSC Holdings, Inc. and Cablevision Systems Corporation, and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the registration statement.


                                         /s/ KPMG LLP
                                         -----------------------------
                                         KPMG LLP

Melville, New York
August 29, 2001